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                                                                   EXHIBIT 10.25



We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).


                  ONLINE EDUCATION SERVICES PROVIDER AGREEMENT

         This Online Education Services Provider Agreement ("Agreement"), is entered into as of February 10, 2000 ("Effective Date") between HealthStream, Inc., a Tennessee corporation with its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 ("HealthStream") and Columbia Information Systems, Inc. a Tennessee Corporation with its principal place of business at 2555 Park Plaza, Nashville, Tennessee 37203 ("Client").

         WHEREAS, HealthStream has developed and marketed and continues to develop and market web-based applications that provide training and education services for healthcare organizations;

         WHEREAS, Client and its affiliates own and operate healthcare provider organizations and have affiliations with other owners and operators of healthcare provider organizations;

         WHEREAS, Client wishes to access and utilize HealthStream's training and education services and to make such services available to its affiliated entities, and HealthStream has agreed to provide such training and education services to Client;

         WHEREAS, Client and HealthStream wish to provide for appropriate consideration for the services obtained under this Agreement and each acknowledge the sufficiency and adequacy of the value, concessions, and recitations set forth herein;

         NOW THEREFORE, Client and HealthStream agree as follows:


1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned below:

1.1. "Affiliated Providers" shall mean C/HCA Providers, HPG Providers, LifePoint Providers, Triad Providers, or CIS Providers.

         1.1.1. "C/HCA Providers" shall mean those Providers owned, controlled or operated by any entity owned or controlled by Columbia/HCA Healthcare Corporation.

         1.1.2. "HPG Providers" shall mean HealthTrust Purchasing Group, L.P. and Providers which are or become members of HealthTrust Purchasing Group, LP and which are not C/HCA Providers, LifePoint Providers or Triad Providers.

         1.1.3. "LifePoint Providers" shall mean those Providers owned, controlled, or operated by any entity owned or controlled by LifePoint Hospitals, Inc.

         1.1.4. "Triad Providers" shall mean those Providers owned, controlled, or operated by any entity owned or controlled by Triad Hospitals, Inc.

         1.1.5. "CIS Providers" shall mean those Providers which receive information systems services from Client.

1.2. "Authorized Users" shall mean (i) Client, (ii) Affiliated Providers to which Client provides the Services under this Agreement, and (iii) persons who access portions of the Services that may require user registration and authentication in compliance with terms of HealthStream's Services.

1.3. "Client Courseware" shall mean those courses based upon Client or Affiliated Provider materials and information that have been conformed for Web use by HealthStream or those Courses provided by Client or Affiliated Providers to HealthStream in web-ready format. Client Courseware will be provided to Authorized Users by HealthStream pursuant to the terms of this Agreement.

1.4. "Confidential Information" shall mean the User Data, individual performance records of Authorized Users, the identity and individual performance records of Providers, financial and



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         tax information, the object and source codes and documentation for proprietary software, and such other information that is confidential or proprietary business information and delivered or disclosed pursuant to this Agreement.

1.5. "Content" shall mean all the information, excluding User Data, disseminated by HealthStream in providing the Services. Content includes HealthStream Courseware, promotional information, messages and communication to Authorized Users, software (in object code format), scripting, photos, text, video, graphics, sounds, images and other material and services provided hereunder by HealthStream through the Gateways, including the Gateways.

1.6. "Content Partners" shall mean those third parties that have licensed HealthStream certain information or Courses included in the Content.

1.7. "Content Partner Courseware" shall mean Courses licensed by HealthStream from Content Partners.

1.8. "Contracted Client" shall mean those Providers who have contracted with Client for the Services.

1.9. "Course" shall mean any individual unit of instruction provided through HealthStream's web-based applications. HealthStream Courseware and Client Courseware are comprised of multiple Courses.

1.10. "Courseware" shall mean collectively the HealthStream Courseware and Client Courseware.

1.11.    "Expiration Date" shall mean four years from the Effective Date.

1.12. "Gateways" shall mean the online websites enabled by HealthStream web-based applications that allow Authorized Users access to the Services offered pursuant to the terms of this Agreement. Gateways are designed to be Client or Contracted Client specific in branding and identification pursuant to Section 2.

1.13. "HealthStream Courseware" shall mean Content Partner Courseware and those Courses that are the proprietary property of HealthStream provided to Authorized Users though the Gateways pursuant to the terms of this Agreement. The library of HealthStream Courseware will expand over time; new Course offerings will add to the breadth of the library and replace those Courses that become outdated.

1.14.    "HHS" shall mean the Department of Health and Human Services.

1.15. "Personal Information" shall mean information submitted by the Authorized Users of the Services for personal identification, profiling and report generation. Such Personal Information may include the name, employer, department, social security number, profession, address, and past educational activities for Authorized Users.

1.16. "Provider" shall mean healthcare provider facilities whose employees require training to comply with legal requirements and continuing education to maintain clinical or non-clinical licensure.

1.17. "Service Fees" shall mean the Courseware Fees, Administrative Fees, Support Fees, Gateway Customization Fees, Report Creation Fees and Courseware Development Fees due monthly for the Services.

1.18. "Services" shall mean the Learning Services, Administrative Services, Support Services, Gateway Initialization Services, Report Creation Services, Courseware Development Services, and other services as provided by HealthStream to Client pursuant to the terms of this Agreement.

1.19. "User Data" shall mean the Personal Information and other data submitted and generated by Authorized Users of the Services under this Agreement. Both parties shall have access to User Data subject to Sections 4.4, 4.5 and 4.6 herein.


2. SERVICES. For the Fees specified in Article 3 herein, HealthStream hereby agrees to perform the Services for the Client and its Authorized Users based upon the terms of this Agreement.



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2.1      Learning Services. HealthStream hereby agrees to maintain, at its cost,
         Gateways on the World Wide Web so that Authorized Users may access, register for and take Courseware (the "Learning Services") through the use of a password on the Gateway. The Learning Services provided hereunder will enable each Authorized User to:

         A.       Register on the Gateway, subject to restrictions;
         B. Search, select, enroll and take Courseware, subject to restrictions;
         C.       Take exams and have exams graded and scored; and
         D. Access a personalized educational transcript that documents each Authorized User's completed Courseware, completion dates and test scores (the "Educational Transcript").

2.2.     Administrative Services. The Services provided pursuant to this Section
         2.2 shall be known as the "Administrative Services."

         2.2.1. Authorized User Control. HealthStream will provide control services to allow specified Client and Contracted Client personnel to identify Authorized Users and assign Courseware to Authorized Users.

         2.2.2. Reporting. HealthStream hereby agrees to store and provide access to reports to Client (and Affiliated Providers for which custom reports are created pursuant to Section 2.5 hereof) documenting the completion of Courses by Authorized Users on the Gateways.

2.3. Support Services. The Phone Support Services and Email Support Services provided pursuant to this Section 2.3 shall be known as the "Support Services."

         2.3.1. Phone Support Services. HealthStream hereby agrees to provide to Client and Authorized Users access to HealthStream's support personnel via telephone to obtain answers to questions regarding the routine provision of Learning Services and Administrative Services. Phone Support Services shall be available to the Client or any Authorized User during normal business hours, Central Standard Time. Each Authorized User instance of access of the Phone Support Services shall be known as a "Phone Support Session."

         2.3.2. Email Support Services. HealthStream hereby agrees to provide to Client and Authorized Users access to HealthStream's support personnel via electronic mail to obtain answers to questions regarding the routine provision of Learning Services and Administrative Services. Electronic mail will be answered during normal business hours, Central Standard Time. Each Authorized User instance of access of the Email Support Services shall be known as a "Email Support Session."

         2.3.3. Error Correction Services. If Client or an Authorized User suspects that an error is preventing provision of any of the Administrative Services or the Learning Services, Client or an Authorized User shall notify HealthStream of the suspected error and HealthStream shall use commercially reasonable efforts to confirm such suspected error. If the existence of an error is confirmed by HealthStream, HealthStream shall correct it as part of Support Services, but only to the extent that the obligation to correct such error shall be in conformity with Sections 6 (Warranty) and 12.6 (Force Majeure) of this Agreement; However, provided that, HealthStream is obligated to correct any defects addressed in items (a) through (e) of Section 6.1.6 regardless of whether HealthStream had knowledge of such defects. If the existence of a suspected error cannot be confirmed by HealthStream or should HealthStream ultimately determine that an error exists because of any condition not attributable to HealthStream, Client agrees to pay HealthStream for its error confirmation and remedial services at HealthStream's prevailing hourly rate for HealthStream's personnel time, plus reimbursement for reasonable travel and living expenses incurred



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                  by HealthStream personnel in connection with such service. Any invoice for such expenses shall be supported by receipts. HealthStream will not initiate any remedial services for which Client is obligated to pay HealthStream until Client agrees to the scope and cost such of services.

         2.3.4 Additional Services. In the event the Client or any Authorized User requests any support or services other than those included under the terms of this Agreement, HealthStream shall, depending upon the availability of its personnel, furnish such support or support services subject to additional fees, terms and conditions, if any, as mutually agreed.

2.4. Gateway Initialization Services. HealthStream hereby agrees to set up each Gateway for operation for each Contracted Client according to the specifications described in Exhibit A attached hereto (the "Gateway Initialization Services"). Upon delivery of the Gateway Initialization Services, Contracted Client shall have fifteen (15) business days to examine the Gateway Initialization Services and inform HealthStream of a failure to conform to the specifications contained in Exhibit A attached hereto. If no such failure is communicated by Contracted Client to HealthStream within this time period, the Gateway Initialization Services shall be deemed accepted. Such acceptance shall not relieve HealthStream of its obligation to meet the specifications. If at any time the Gateway Initialization Services fail to conform to the specifications, HealthStream shall correct, modify or improve the Gateway Initialization Services to meet the specifications. -

2.5. Report Creation Services. HealthStream will develop custom reports for Client and Affiliated Providers as needed ("the Report Creation Services"). HealthStream and Client or Affiliated Provider will agree in writing as to the scope of the Report Creation Services on a per project basis.

2.6. Courseware Development Services. HealthStream will develop Client Courseware or customize certain HealthStream Courseware for Client and Affiliated Providers as needed ("the Courseware Development Services"). HealthStream and Client or Affiliated Provider will agree in writing as to the scope of the Courseware Development Services on a per project basis.

2.7. Delivery. The delivery of the Services shall be provided according to the delivery schedule outlined in Exhibit B attached hereto.


3.       SERVICE PLACEMENT AND FEES.

3.1. Services Placement. HealthStream Grants Client the non-exclusive, non-transferable right to contract the delivery of the Services to Affiliated Providers. Each Provider that contracts with Client for the Services will become a Contracted Client and will have access to the Services.

         3.1.1 Any Affiliated Provider facility which is sold to an independent third party may continue to utilize the Services provided Client is providing data processing services to such divested entity. If Client is not continuing to provide data processing services to such divested entity, then such entity shall have the right to continue to use the Services for the remainder of the current calendar year, or ninety (90) days, whichever is longer. After such time, the entity will have to obtain its own license.

         3.1.2 HealthStream, acting as an agent on behalf of the applicable Affiliated Provider shall have the right to license use of Client Courseware through its own Web sites in a manner that shall be mutually agreed upon in writing by the parties.

3.2 Service Fees. In consideration of the Services provided hereunder, Client shall pay to HealthStream:

         3.2.1.   Courseware Fee for Learning Services. Fees outlined in this
                  Section 3.2.1 shall be the "Courseware Fee." A list of available courseware is described in Exhibit C attached hereto.



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         3.2.1.1. Regulatory Courseware. A fee equal to * per course on OSHA and
                  JCAHO mandated topics (the "Regulatory Courseware").

         3.2.1.2. Content Partner Courseware. A fee equal to * for Content Partner Courseware.

         3.2.1.3. HealthStream Owned Courseware. A fee equal to * per course for all HealthStream Courseware that is not Regulatory Courseware or Content Partner Courseware.

         3.2.1.4. Client Courseware. Fees for Client Courseware provided through the Gateways will be negotiated on a case by case basis.

         3.2.2. Administrative Fee for Administrative Services. A fee equal to the sum of * per year, per Authorized User, billed at * per month per Authorized User (the "Administrative Fee");

         3.2.3. Support Fee for Support Services. One identified staff member from each Contract Client Provider will be given un-metered access to the Support Services.

                  3.2.3.1. A fee equal to the sum of * per Phone Support
                           Session, billed monthly.

                  3.2.3.2. A fee equal to the sum of * per Email Support Session for each Email Support Session in excess of twenty five (25) per Contract Client Provider per month, billed monthly.

                  3.2.3.3. The fees due for Phone Support Sessions, 24/7 Online
                           Support Sessions and Email Support Sessions as provided herein shall be known as the "Support Fees".

         3.2.4. Gateway Initialization Fee for Gateway Initialization Services. A one-time per Gateway fee equal to * for each Gateway, billed monthly for each Gateway made operational and accepted under Section 2.4 during the prior month (the "Gateway Customization Fee");

         3.2.5. Report Creation Fee for Report Creation Services. Customized reports will be created by HealthStream for Client and Affiliated Providers at its then hourly rate less * (the "Report Creation Fee");

         3.2.6. Courseware Development Fee for Courseware Development Services. Fees for Courseware Development Services will be mutually agreed upon by both parties when the scope of each courseware development project is identified.

3.3 Payment. The Service Fees are due each month upon receipt of an invoice from HealthStream, subject to Section 3.5 herein, and payable within thirty (30) days after receipt. HealthStream will provide invoices detailing all Service Fees. All invoices shall be submitted electronically in (*.txt) Text Only format in form and content as specified in Exhibit B, or as mutually agreed between the parties from time to time.

3.4 Annual Commitment. Client makes a commitment to purchase * of Services in each year of the Agreement (the "Annual Commitment") for a total commitment to purchase * of Services over the initial Term of this Agreement (the "Total Commitment"). Up to * of Annual Commitment from the first year of this Agreement (the "First Year") may be shifted pro rata to years two, three and four of this Agreement (the "Later Years") at Client option provided the Total Commitment is achieved by the Expiration Date. Payments by Authorized Users for Learning Services accessed through the Gateways shall be credited to the Annual Commitment.

3.5 Annual Reconciliation. Pursuant to the Annual Commitment, Client agrees to pay HealthStream the difference between the Annual Commitment and any Services Fees billed



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         during each of year of the Agreement within thirty (30) days of the end of each year of this Agreement.

3.6 Adjustment in Fees. The Fees due hereunder and set forth in Section 3.2 herein may be subject to an annual adjustment prior to the Expiration Date. Fee increases shall not exceed five percent (5%) per annum. If HealthStream provides substantially similar Services to another party at prices less than the prices being paid by Client, HealthStream and Client shall mutually agree to an appropriate reduction in the price; provided, however the reduced price shall not be less than the price paid by the other party.

3.7 Fees Related to Additional Products and Services. Notwithstanding anything to the contrary contained in the fee adjustment procedures described in this Agreement or the fee schedule set forth in Section
         3.2 herein, any modification to the Services, which are requested by Client, may be accompanied by additional fees as determined by HealthStream, and approved in writing by Client prior to initiation of such modification. If HealthStream initiates a modification on its own initiative without a request by Client, then there will be no additional costs or fees for such modification prior to the Expiration Date.

3.8 All undisputed amounts due hereunder must be paid within thirty (30) days after the date of receipt of an invoice (the "Due Date"). Any payment not received within fifteen (15) days of its Due Date shall accrue at the rate of one percent (1%) per month; provided, however, if such rate is not then lawful, any such payment shall accrue at the highest lawful rate then available.


4.       INTELLECTUAL PROPERTY.

4.1. Content. Content may be accessed by Client and any Authorized User, but only for the purposes described herein.

4.2. Prohibited Use of Content. The Content is protected in the U.S. and internationally by a variety of laws, including without limitation, copyright laws, trademark laws and other proprietary rights laws. Client and any Authorized User are granted permission to access the Content from HealthStream, but only for purposes of viewing, browsing or ordering products and services from HealthStream. HealthStream is not granting Client or any Authorized User permission to use the Content other than as expressly stated in this Agreement. Except as stated herein and in Section 5 hereof, none of the Content may be copied, reproduced, distributed, republished, downloaded, displayed, posted or transmitted, in any form or by any means, including without limitation, electronic, mechanical, photocopying, or recording, without the prior written permission of HealthStream.

4.3. Trademarks. The trademarks, service marks, and logos (collectively, the "Trademarks") used and displayed on the Content are registered and unregistered trademarks of HealthStream, Client, Authorized Users and others. Nothing in this Agreement, the Gateway or on any HealthStream Web site should be construed as granting, by implication, estoppel, or otherwise, any license or right to use any Trademark displayed on the Gateway or on any HealthStream Web site, without the express written permission of the Trademark owner. Client, Authorized Users and HealthStream will refrain from issuing each other's name or logo as a link to any network site unless establishment of such a link is approved in advance and in writing by the owner of the name or logo.

4.4. Confidential and Proprietary Information. With respect to the development services provided in Section 2 herein, HealthStream acknowledges that Confidential Information provided by Client or Authorized Users is protected by law. HealthStream will neither disclose such information, directly or indirectly, nor use such information for any purpose except to perform the services described in this Agreement, except as provided below, or outlined in Sections 4.5 and 4.6 herein. All documents or records of a disclosing party which may be used or received by HealthStream shall remain exclusive property of the disclosing party. Client, on behalf of itself and the Affiliated Providers, acknowledges that Confidential Information provided by HealthStream is also protected by law. Client and the Affiliated Providers will neither disclose such information, directly or indirectly, nor use such information for any purpose except to



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         perform the services described in this Agreement. Either party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Confidential Information. Either party shall exercise at least the same degree of care to safeguard the confidentiality of the other party's Confidential Information as it does to safeguard its own proprietary confidential information of equal importance, but not less than a reasonable degree of care. Either party agrees to execute written confidentiality agreements with its employees, agents, and subcontractors addressing either party's obligations set forth in this section. Either party shall promptly notify the other party in the event that it learns of any unauthorized release of Confidential Information. Either party shall have no obligation with respect to: (a) Confidential Information publicly known prior to the disclosure or which becomes publicly known through no wrongful act of the receiving party; (b) Confidential Information that was in lawful possession of the recipient prior to the disclosure, without any confidentiality obligation; (c) Confidential Information that was independently developed by the recipient outside the scope of this Agreement and without access to information received from the other party pursuant to this Agreement; (d) Confidential Information that was disclosed to the recipient by an unrelated third party in lawful possession of the information and not in breach of any confidentiality obligation with respect to such information; or (e) Confidential Information required to be disclosed pursuant to regulatory action or court order, provided adequate prior written notice of any such request to product is given to the discloser of the information. Upon the termination of this Agreement, either party shall: (i) immediately cease to use the Confidential Information; (ii) return to the other party Confidential Information and all copies thereof within thirty (30) days of the termination or destroy the Confidential Information in accordance with the other party's policy and all-applicable state and federal laws; or
         (iii) upon request, certify in writing to the other party that it has complied with its obligations set forth in (i) and (ii) above. The parties acknowledge that monetary remedies may be inadequate to protect their rights with respect to Confidential Information and that, in addition to legal remedies otherwise available to either party, injunctive relief is an appropriate judicial remedy to protect either party's rights in Confidential Information. Either party may enforce the other party's obligations hereunder by seeking equitable relief which remedy shall be nonexclusive. Either party agrees to provide reasonable assistance and cooperation upon the request of the other party in connection with any litigation against third parties to protect Confidential Information

4.5. Aggregated Data. HealthStream agrees not to distribute directly any User Data which may be collected or received by HealthStream. Client grants HealthStream an unrestricted, royalty-free, irrevocable license to maintain and distribute aggregated compilations of User Data ("Aggregated Data") such that Personal Information and the identity of Client and Contract Client Providers is not included. Aggregated Data will be used for measurement of performance norms for all HealthStream clients and will likewise include performance information generated by other HealthStream clients. The process of collecting and generating Aggregated Data assists HealthStream clients maximize the effectiveness of the Services for their employees. HealthStream will adhere to all HHS or United States governmental regulations regarding privacy of User Data. The right to maintain and distribute Aggregated Data shall survive this Agreement. HealthStream will provide Client with Aggregated Data upon request.

4.6. Licensing Organization Distribution. In the regular course of performing the Services, HealthStream may distribute certain User Data to licensing organizations for the benefit of Authorized Users. The release of such information is consistent with the current practice used by Authorized Users themselves when reporting educational activity for credit toward professional licensure. HealthStream will release only the minimum information required by these organizations to adequately credit Authorized Users for educational activities completed. The provisions of this Section 4 shall survive any termination of this Agreement.

4.7. Title. Title to Client Courseware (including Web versions thereof subject to this Section 4.7) remains in name of Client or Affiliated Providers, as applicable, and HealthStream shall not use Client Courseware except as expressly allowed under this Agreement. Subject to this



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         Section 4.7, nothing in this Agreement, either express or implied, shall give HealthStream any right, title or ownership in and unto Client Courseware. This Agreement does not grant HealthStream a license to use or distribute the Client Courseware other than as set forth herein. Title to HealthStream Courseware remains in name of HealthStream or Content Partners, as applicable, and Client and Affiliated Providers shall not use HealthStream Courseware except as expressly allowed under this Agreement. HealthStream shall retain title to any software code it uses to conform Client Courseware into a Web based format; provided that, HealthStream grants Client and Affiliated Providers a transferable, non-terminable, worldwide, royalty free license to use such software code to the extent necessary to make Client Courseware available to Affiliated Providers as provided under this Agreement.

5.       CLIENT AND AUTHORIZED USER CONDUCT.

5.1. Permitted and Prohibited Conduct. Client and any Authorized User may access, download, or copy Content located on the Gateways, only for non-commercial use within Client's organization, provided that Client retains all copyright, trademark and other proprietary notices contained in such Content in all printed and other copies. Client and any Authorized User may not de-compile, reverse engineer, modify, copy, distribute, transmit, display, perform, reproduce, publish, license, create derivative works from, transfer, or sell any information, software, products, or services obtained from the Gateways.

5.2. Prohibited Distribution. In no event may Client and any Authorized User, directly or indirectly, sell or offer for sale any Content located on the Gateways or upload, distribute, or otherwise publish Content in any other form or medium.

5.3. Prohibited Infringement. Neither Client nor any Authorized User shall knowingly upload to, or distribute or otherwise publish through the Gateways any content that violates or infringes the rights of any persons, including but not limited to, rights in copyrights, patents, trademarks, trade secrets, and other proprietary rights.

5.4. Prohibited Information. Client nor any Authorized User shall knowingly upload to, or distribute or otherwise publish through the Gateways any content that (1) is libelous, threatening, defamatory, obscene, indecent, pornographic, abusive, or could give rise to any civil or criminal liability under U.S. or international law, or (2) includes any bugs, viruses, worms, trojan horses, or other harmful properties. Client and any Authorized User will not use the Gateways for, or to further, any illegal purposes.

5.5. Prohibited Solicitation. Neither Client nor any Authorized User shall upload to, or distribute or otherwise publish through the Gateways any content containing any solicitations of funds, advertising, or solicitations for goods or services.


6.       WARRANTIES AND REPRESENTATIONS.

6.1.     HealthStream warrants and represents that:

         6.1.1. all of the Services HealthStream performs under this Agreement will be performed in a professional and workmanlike manner, consistent with generally accepted industry standards, using properly trained personnel and in conformance with standards and specifications expressly stated herein;

         6.1.2. HealthStream has all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement and all of such actions have been duly and validly authorized by all necessary proceedings on the part of HealthStream;

         6.1.3. no authorization, consent, approval, license, permit, exemption or other action by, and no registration, qualification, designation, declaration or filing with any governmental authority is or will be necessary in connection with the execution of this Agreement and HealthStream will comply with all applicable laws and regulations in the performance of its obligations under this Agreement;

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         6.1.4.   the execution and delivery of this Agreement by HealthStream does not and will not (a) violate any applicable law; or (b) conflict with or result in a material breach of or default under any agreement or instrument to which HealthStream is a party or by which any of its properties is bound;

         6.1.5. there is no pending action, suit or threatened proceeding by or before any governmental authority against HealthStream that in any way affects HealthStream's ability to enter into this Agreement or perform any of HealthStream's obligations hereunder;

         6.1.6. to the best of HealthStream's knowledge, HealthStream's performance of this Agreement shall not (a) impair or infringe on the intellectual property rights of any third party or any rights of publicity or privacy; (b) violate any law, including without limitation, the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising; (c) be defamatory, trade libelous, or unlawfully harassing; (d) be obscene, child pornographic or indecent; (e) contain any viruses, Trojan horses, trap doors, Easter eggs, worms, time bombs, or other computer programming routines intended to damage, interfere with, intercept, or expropriate any hardware, software, data or peripheral equipment system; and

         6.1.7. any Content that has been represented as being accredited by an accrediting body shall be so accredited.

6.2.     Client warrants and represents that:

         6.2.1. Client has all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement and all of such actions have been duly and validly authorized by all necessary proceedings on the part of Client;

         6.2.2. the execution and delivery of this Agreement by Client does not and will not (a) materially violate any applicable law; or
                  (b) conflict with or result in a material breach of or default under any agreement or instrument to which Client is a party or by which any of its properties is bound;

         6.2.3. Client shall not allow any other entity or third party to purchase, license or sublicense the Services, except those Affiliated Providers as provided herein;

         6.2.4. Client shall be responsible for any and all taxes, other than HealthStream income tax, applicable to or in connection with the services rendered by HealthStream pursuant to the terms of this Agreement; and

         6.2.5. the content submitted to HealthStream for the Gateway Customization Services shall not knowingly infringe any patents, copyrights, trade secrets, or other proprietary rights of any third parties, and Client will have no reason to believe that any such infringement or claims thereof could be made by third parties.


7.   DISCLAIMER OF WARRANTIES.

7.1. THE WARRANTIES EXPRESSED IN SECTION 6 HEREIN REPRESENT THE ENTIRE WARRANTY OF HEALTHSTREAM WITH RESPECT TO THIS AGREEMENT, AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED.

7.2. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE GATEWAYS AND THE SERVICES AND ALL OTHER OBLIGATIONS PROVIDED BY HEALTHSTREAM PURSUANT TO THE TERMS OF THIS AGREEMENT ARE PROVIDED "AS-IS" WITHOUT ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

7.3.     DUE TO THE NUMBER OF SOURCES FROM WHICH CONTENT DELIVERED VIA THE

         SERVICES IS OR WILL BE OBTAINED, AND THE INHERENT HAZARDS OF ELECTRONIC DISTRIBUTION, THERE MAY BE DELAYS, OMISSIONS OR INACCURACIES IN SUCH CONTENT AND THE SERVICES. THE SERVICES COULD INCLUDE TECHNICAL OR OTHER INACCURACIES OR TYPOGRAPHICAL ERRORS. PERIODICALLY, CHANGES MAY BE MADE IN THE CONTENT PROVIDED IN THE SERVICES. HEALTHSTREAM WARRANTS THAT IT WILL EXERCISE COMMERCIALLY REASONABLE EFFORTS TO ENSURE THE ACCURACY, COMPLETENESS, CURRENTNESS OF THE CONTENT AVAILABLE THROUGH THE SERVICES, OR THE SERVICES THEMSELVES, OR ANY OTHER CONTENT WHICH IS REFERENCED BY OR LINKED TO THE SERVICES. HEALTHSTREAM DOES NOT CLAIM COMPREHENSIVENESS OR THE ABSENCE OF ERRORS. HEALTHSTREAM ASSUMES NO INDIRECT RESPONSIBILITY FOR THE USE OF THE SERVICES BY THE CLIENT OR AUTHORIZED USERS. NEITHER PARTY, AUTHORIZED USERS NOR THEIR CONTENT PARTNERS SHALL BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, OR INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES AS A RESULT OF USE OF THE SERVICES OR THE CONTENT, EVEN IF EXPRESSLY MADE AWARE OF THE POSSIBILITY THEREOF.

7.4. EXCEPT HEALTHSTREAM'S BREACH OF THE WARRANTY MADE IN SECTION 6.1.6 HEREOF, ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE GATEWAYS IS AT CLIENT AND AUTHORIZED USER'S OWN DISCRETION AND RISK AND CLIENT IS SOLELY RESPONSIBLE AND LIABLE FOR ANY DAMAGE TO CLIENT OR AUTHORIZED USER'S COMPUTER SYSTEM OR FOR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA. HEALTHSTREAM ASSUMES NO RESPONSIBILITY FOR THE USE OF THE GATEWAYS BY CLIENT OR ANY AUTHORIZED USER.

7.5. NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOST OPPORTUNITIES, OR INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES. IN NO CASE SHALL THE AMOUNT OF DAMAGES PAYABLE TO CLIENT FROM ANY AND ALL PARTIES FOR ANY CLAIM ARISING FROM THE PROGRAM OR THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ITS WARRANTY PROVISIONS) EXCEED THE AMOUNTS PAID BY CLIENT TO HEALTHSTREAM UNDER THIS AGREEMENT.

7.6. EXCEPT FOR ANY CLAIM FOR INDEMNITY UNDER SECTION 10, IN NO EVENT MAY ANY ACTION BE BROUGHT AGAINST HEALTHSTREAM, OR AN INFORMATION PARTNER ARISING OUT OF THIS AGREEMENT MORE THAN ONE YEAR AFTER THE CLAIM OR CAUSE OF ACTION ARISES, OR ONE YEAR AFTER THE CLIENT OR AUTHORIZED USER SHALL HAVE LEARNED OF THE ALLEGED DEFECT, INJURY, OR LOSS, WHICHEVER IS LATER. THE PROVISIONS OF THIS SECTION 7 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.


8.       LINKS TO OTHER WEB SITES

HEALTHSTREAM MAKES NO REPRESENTATIONS WHATSOEVER ABOUT ANY OTHER WEB SITE THAT CLIENT OR ANY AUTHORIZED USER MAY ACCESS THROUGH HEALTHSTREAM'S WEB SITE OR THE GATEWAYS. WHEN CLIENT OR ANY AUTHORIZED USER ACCESSES A NON-HEALTHSTREAM WEB SITE, IT IS INDEPENDENT FROM HEALTHSTREAM, AND THAT HEALTHSTREAM HAS NO CONTROL OVER THE CONTENT ON THAT WEB SITE. IN ADDITION, A LINK TO A NON-HEALTHSTREAM WEB SITE DOES NOT MEAN THAT HEALTHSTREAM ENDORSES OR ACCEPTS ANY RESPONSIBILITY FOR THE CONTENT, OR THE USE, OF SUCH WEB SITE. IT IS UP TO CLIENT OR ANY AUTHORIZED USER TO TAKE PRECAUTIONS TO ENSURE THAT WHATEVER CLIENT OR ANY AUTHORIZED USER SELECTS FOR CLIENT OR ANY AUTHORIZED USER'S USE IS FREE OF SUCH ITEMS AS VIRUSES, WORMS, TROJAN HORSES AND OTHER ITEMS OF A DESTRUCTIVE NATURE. HEALTHSTREAM MAKES NO REPRESENTATION OR WARRANTY AS TO ANY THIRD PARTY PRODUCTS OR SERVICES.

9.        LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY, AUTHORIZED USERS OR THEIR PARENT COMPANIES AND AFFILIATES, OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, CONTENT PARTNERS, OR LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR OTHER DAMAGES RESULTING FROM USE OF THE GATEWAYS, ITS CONTENT OR LINKS, INCLUDING, BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLES, EVEN IF A PARTY OR AUTHORIZED USER HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


10.      INDEMNITY

10.1. Indemnity by HealthStream. HealthStream shall defend, indemnify and hold Client and Authorized Users, their officers, directors, employees, consultants and agents harmless from any loss, liability, damage, cost, or expense (including reasonable counsel fees and litigation costs), arising out of any claims or suits that may be made or brought against Client by reason of the breach or alleged breach by HealthStream of the warranties or representations contained herein, or by reason of any infringement or alleged infringement of any patent, trademark, copyright or trade secret right resulting from the Services provided herein. HealthStream shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed upon in writing, or unless HealthStream fails to assume its obligation to defend and Client is required to do so to protect its interests.

10.2. Indemnity by Client. Client agrees to indemnify, defend and hold harmless HealthStream, its officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including but not limited to attorney's fees) arising from Client or any Authorized User's violation of the terms and conditions hereunder, arising out of any claims or suits that may be made or brought against HealthStream by reason of the breach or alleged breach by Client of the warranties or representations contained herein, or by reason that the content in the Client Courseware infringes any patent, trademark, copyright or trade secret right. Client shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed upon in writing, or unless Client fails to assume its obligation to defend and HealthStream is required to do so to protect its interests.

10.3 This Article 10 shall survive the termination, cancellation or expiration of these terms and conditions.


11.      TERM AND TERMINATION.

11.1. Term. This Agreement shall be in effect until the Expiration Date (the "Term") and shall be automatically renewed for additional one (1) year periods unless notification by either party is provided forty-five (45) days in advance of the Expiration Date. During any renewal term, either party may terminate this Agreement upon forty-five (45) days notice to the other party.

11.2. Termination or Cancellation. This Agreement may be terminated or canceled upon the occurrence of one or more of the following events:


         11.2.1. by either party if the other party seeks protection under the bankruptcy laws (other than as a creditor) or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of such party's assets;

         11.2.2. by either party in the event that the other party hereto has materially breached this Agreement; provided, however, that no such termination shall be effective unless (i) the terminating party provides the written notice ("Termination Notice") via overnight courier to the other party setting forth the facts and circumstances constituting the breach, and (ii) the party alleged to be in default does not cure such default within ten (10) business days following receipt of the Termination Notice. In the event that the nature of the default specified in the Termination Notice cannot be reasonably cured within ten (10) business days following receipt of the Termination Notice, a party shall not be deemed to be in default if such party shall, within such ten (10) day period, present a schedule to cure the default, commences curing such default and thereafter diligently executes the same to completion within six (6) months. If the breach specified in the Termination Notice is timely cured or cure is commenced and diligently pursued, as provided above, the Termination Notice shall be deemed rescinded and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, all Termination Notices for non-payment must be cured with thirty (30) days of receipt. In the event the default specified in the Termination Notice cannot be reasonably cured at all, a party shall be deemed to be in default.

11.3 Post Termination Obligations. In the event of termination of this Agreement by HealthStream due to a default by Client, all fees previously due or owing by Client and Authorized Users as of the date of termination will be immediately due and payable in full. In the event of termination of this Agreement by Client due to a default by HealthStream, HealthStream shall reimburse Client for any amounts paid by Client or Authorized Users for Services not provided prior to termination. This is in addition to any other remedies available to the parties at law.


12.      MISCELLANEOUS

12.1     STATUTE OF LIMITATIONS. EXCEPT FOR ANY CLAIM FOR INDEMINTY UNDER
         SECTION 10, ANY ACTION OR CLAIM AGAINST HEALTHSTREAM FOR ANY DAMAGES ARISING OUT OF, OR RELATING TO THE TERMS OF THIS AGREEMENT OR HEALTHSTREAM'S OBLIGATIONS HEREUNDER MUST BE COMMENCED WITHIN ONE YEAR AFTER COMPLETION OF SERVICES THAT ARE THE SUBJECT MATTER OF THE CLAIM.

12.2 Attorneys' Fees. In the event of breach by either party of any provision contained in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in enforcement of the provisions of this Agreement against the defaulting or breaching party.

12.3 Headings. Captions and headings to sections are included solely for convenience and are not intended to affect the interpretation of any provision of this Agreement.

12.4 Amendments in Writing. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to this Agreement and is executed by an authorized representative of each party hereto. No failure or delay by any party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

12.5 Third Party Rights. Except for Authorized Users, this Agreement is not intended and shall not be construed to create any rights for any third party.

12.6 Force Majeure. Neither party shall be liable nor deemed to be in default of its obligations hereunder for any delay or failure in performance under this Agreement or other interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, act of war, accidents, natural disasters or catastrophes, strikes, or other work stoppages or any other cause beyond the reasonable control of the party affected thereby. However, each party shall utilize it best good faith efforts to perform such obligations to the extent of its ability to do so in the event of any such occurrence or circumstances. If a single force majeure condition causes a delay or failure in performance under this Agreement or other interruption of service exceeding ninety (90) days, the non-affected party may terminate subject to the requirements of Section 11.2 herein above by providing a Termination Notice to the affected party.

12.7 Independent Contractors. Each party to this Agreement is an independent contractor and this Agreement shall not be construed as creating a joint venture, partnership, agency or employment relationship between the parties hereto nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

12.8 Insurance. HealthStream shall maintain liability coverage for errors and omissions with coverage of at least $1,000,000 per incident and $2,000,000 in the aggregate. Client shall be provided a copy of the certificate of insurance upon signing of this Agreement. Client shall be promptly notified at least thirty (30) days prior to any cancellation of policy or reduction in coverage below the required amounts specified in this Section 12.8.

12.9 Governing Law. This Agreement shall be governed by the laws of the State of Tennessee without regard to its choice of law provisions.

12.10 Entire Agreement; Severability. This Agreement, together with the schedules and other attachments referenced herein, contains a full and complete expression of the rights and obligations of the parties hereto. If any provision of this Agreement conflicts with any schedule or attachment to this Agreement, this Agreement shall control with respect to the subject matter of such attachment. This Agreement supersedes any and all other previous agreements, written or oral, made by the parties concerning the subject matter hereof. If any provision of this Agreement is finally held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the parties' intent can be lawfully enforced. Without limiting the generality of the foregoing, it is expressly agreed that the terms of any Client or Affiliated Provider purchase order will be subject to the terms of this Agreement and that any acceptance of a purchase order by HealthStream will be for acknowledgment purposes only and none of the terms set forth in the purchase order will be binding upon HealthStream.

12.11 Notice. All notices required hereunder (except invoice or purchase orders as provided herein) shall be in writing and shall be deemed to have been duly given upon receipt, and shall be either delivered in person, by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service with proof of delivery, and addressed as follows:

         To HealthStream:           Robert Laird, Esq.
                                    Vice President and General Counsel
                                    HealthStream, Inc.
                                    209 10th Avenue South, Suite 450
                                    Nashville, TN 37203

         To Client:                 Director, I/S Contracts
                                    Columbia Information Systems, Inc.
                                    2555 Park Plaza
                                    Nashville, TN 37202-0550

         and to:                    General Counsel
                                    Columbia/HCA Healthcare Corporation
                                    One Park Plaza
                                    Nashville, Tennessee 37203

12.12 Publicity. HealthStream and Client agree not to advertise or to use the other party's name in any advertising, except as contemplated by this Agreement or as may be required by law, without first obtaining written consent from the other party, which consent shall not be unreasonably withheld.

12.13 Assignment, Subsidiaries, and Successors. It is understood and agreed that the parties are entering into this Agreement not only for their own benefit but also and equally for the direct benefit of their subsidiaries and affiliates, present and future, and that each and every right, benefit, remedy, and warranty accruing to the parties hereunder likewise accrue to the subsidiaries and affiliates of the parties, including but not limited to the right to enforce this

         Agreement in their respective names. This Agreement shall inure to the benefit of and be binding on any respective successors and permitted assigns of the parties.

12.14 Books and Records. Pursuant to the requirements of 42 CFR 420.300 et seq., HealthStream agrees to make available to the Secretary of HHS, the Comptroller General of the Government Accounting Office ("GAO") or their authorized representatives, all contracts, books, documents and records necessary to verify the nature and extent of the costs of the services provided hereunder for a period of four (4) years after the furnishing of services hereunder for any and all services furnished under this Agreement. In addition, HealthStream hereby agrees to require by contract that each subcontractor makes available to the HHS and GAO, or their authorized representative, all contracts, books, documents and records necessary to verify the nature and extent of the costs of the services provided thereunder for a period of four (4) years after the furnishing of services thereunder. HealthStream agrees to comply at all times with the regulations issued by HHS, published at 42 CFR 1001, and which relate to HealthStream's obligation to report and disclose discounts, rebates and other reductions to Client for products purchased by Client under this Agreement. If HealthStream carries out the duties of this Agreement through a subcontract worth $10,000 or more over a twelve month period with a related organization, the subcontract will also contain a clause substantially identical to those contained in the foregoing sections of this Agreement to permit access by Client, the Secretary, the United States Comptroller General and their representatives to the related organization's books and records. Client rights under this Section shall survive for a period of four (4) years after termination or expiration of this Agreement. HealthStream represents and warrants that it has not been excluded from participation in any Federal healthcare program as defined in 42 U.S.C.
         Section 1320a-7b(f).

12.15 Audit and Reporting. Client shall have the right, during normal business hours and with reasonable advance notice, to review and photocopy HealthStream's books and records that pertain directly to the accounts of Client, Affiliated Providers, or Authorized Users. The audit may be conducted by Client's employees or by an external auditing firm selected by Client. The cost of audit, including the cost of the auditors and reasonable cost of copies of books and records shall be paid by Client. Client shall have no obligation to pay the cost incurred by employees and agents of HealthStream in cooperating with Client in such audit. Client does not have the right to review the books and records that pertain to the accounts of other HealthStream customers or business partners. Client may not conduct more than one such audit per year. Any personnel of Client shall sign a mutually agreeable confidentiality agreement before such audit is done.

12.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, each party hereto warrants and represents that this Agreement has been duly authorized by all necessary corporate action and that this agreement has been duly executed by and constitutes a valid and binding agreement of that party. All signed copies of this Agreement shall be deemed originals.


                                            HealthStream, Inc.


                                            By: /s/ JEFF MCLAREN
                                               -----------------------------
                                            Name:    Jeff McLaren
                                            Title:   President


                                            Client


                                            By: /s/ NOEL WILLIAMS
                                               -----------------------------
                                            Name:    Noel Williams
                                            Title:   President

                                    EXHIBIT A
                         GATEWAY INITIALIZATION SERVICES


HealthStream's Gateway Initialization Services will consist of the following processes required to make each Gateway operational. The processes below are not chronologically organized; selected processes below may be managed concurrently. Additional processes may be required to ensure each Gateway is made operational rapidly and efficiently.

1. Gateway Customization - HealthStream will modify each Provider Gateway such that the name and or logo appear at the top of each page (except pages used to display Courseware). In addition, Provider Specific Information will be used in textual format as applicable in the Gateway.

         Deliverables from Contract Client to complete Gateway Customization:

         -        Provide Provider logo (or name) for display on Gateway.

         - Provide Provider name, parent company name, address, division, region, phone number, etc. (the "Provider Specific Information") for use as needed in Gateway.

         -        Approve Provider logo and Provider Specific Information in
                  Gateway.

2. User Import - HealthStream will import Provider Personal Information into the database so that each Authorized User is recognized by the Gateway.

         Deliverables from Contract Client to complete User Import:

         - Provide Personal Information for each Authorized User (per separate specification).

         - Approve integrity of Personal Information imported into the database.

3. Administrative Orientation - HealthStream will provide an overview of Gateway operation and administrative procedures to select Provider personnel. HealthStream will provide Administrative Orientation sessions periodically to ensure Contract Clients complete

         Deliverables from Contract Client to complete Administrative
         Orientation:

         - Ensure key Contract Client personnel from each Contract Client attend a HealthStream Administrative Orientation sessions.

4. Gateway Pilot - HealthStream will facilitate a brief pilot of the Gateway prior to use by the complete population of Authorized Users for a given Contract Client. This pilot will ensure that Contract Client specific data is operating as expected within the Gateway.

         Deliverables from Contract Client to complete Gateway Pilot:

         - Ensure computer hardware with appropriate software and internet connection (per separate specification) is operational at Contract Client location.

         - Ensure Contract Client administrative personnel test Gateway performance (in conjunction with HealthStream personnel and pilot processes).

                                    EXHIBIT B
                          INVOICE DETAIL REPORT FORMAT

The format below will be used by HealthStream in submitting invoice detail reports on Services Fees. Each monthly invoice detail report will be comprised of a multiple transaction records. Each transaction record shall be a line of text that is 110 continuous characters in length and will correspond to each Services transaction that triggered a corresponding Service Fee. The character by character standard for transaction records is outlined below.

Services Fees paid by Authorized Users directly pursuant to Section 3.4 will not be included in the invoice detail report, but will be detailed in a separate monthly report.

                                                                                            Character          Item Length
     Item Description                  Columbia Code              Fixed Value               Locations          in Characters
     ----------------                  -------------              -----------               ---------          -------------

1.       Unit Number                   Pic X(05)                                            01- 05             5
2.       Type                          Pic X(01)                  2                         06                 1
3.       Incurred Month                Pic 9(02)                                            07-08              2
4.       Incurred Day                  Pic 9(02)                                            09-10              2
5.       End Date (ccyymCMEd)          Pic X(08)                                            11-18              8
6.       Description                   Pic X(35)                                            19-53              35
7.       Action                        Pic X(01)                  A                         54                 1
8.       Charge Amount                 Pic $9(09)(cent)9(02)                                55-65              2
9.       Indicator                     Pic X(01)                  S                         66                 1
10.      Cost Center                   Pic 9(04)                  8888                      67-70              4
11.      Project Code                  Pic 9(03)                  180                       71-73              3
12.      Display                       Pic 9(10)                  0000000000                74-83              10
13.      GL Account Number             Pic 9(06)                  701831                    84-89              6
14.      Revenue Code                  Pic 9(03)                  026                       90-92              3
15.      Filler                        Pic X(18)                  000000000000000000        93-110             18

Notes:

A. Where a specific fixed value is listed, the exact number and/or letter listed above must appear in the designated character locations for that item. If no fixed value is provided, HealthStream shall insert the appropriate information using the entire number of characters permitted
B. For Item 6 above, any unused characters are to be filled with "space" characters so that Item 6 is 35 characters in length.
C. For Item 8 above, the first nine characters apply to the dollar amount and the last two characters shall be the cents. There is no decimal point. Zeros are to be used where no number is available for the character, e.g., a charge of $101.59 will be recorded as "00000010159".

                                    EXHIBIT C
                            CURRENT ONLINE COURSEWARE


REGULATORY COURSEWARE

The following 18 regulatory courses will be initially available for Authorized Users. The number of Regulatory Courses and specific Regulatory Courseware topics made available through the Gateways will change from time to time as new courses are added and obsolete courses removed.

Abuse Identification (1 Contact Hours)
     The physical, psychological, and behavioral indicators of possible abuse, neglect, or exploitation.

Abuse Reporting (1 Contact Hours)
     Interviewing techniques for victims of abuse and policies and procedures for reporting of suspected abuse cases.

Bloodborne Pathogens (1 Contact Hours)
     Types of bloodborne pathogens and the use of universal precautions and body substance isolation (BSI) to prevent transmission.

Cardiopulmonary Resuscitation (0 Contact Hours)
     Recognition and immediate treatment of a myocardial infarction, including one-person and two-person CPR.

Child CPR (0 Contact Hours)
     Recognition and immediate treatment of a myocardial infarction in infants and children, including appropriate CPR techniques.

Cytotoxin Use (1 Contact Hours)
     The potential hazards of exposure to cytotoxic substances and procedures to prevent and monitor exposure.

Elderly Care (1 Contact Hours)
     Interventions to help alleviate common physical complaints of the elderly.

Electrical Safety (0 Contact Hours)
     Recognition of electrical hazards and prevention and immediate treatment of injuries related to electrical shock.

Ergonomics (1 Contact Hours)
     Purpose and correct use of body mechanics, strategies to help prevent back injury, and home treatment for back pain.

Fire Safety (0 Contact Hours)
     Fire rescue, alarm, containment and evacuation procedures for ambulatory patients.

Hazardous Materials (1 Contact Hours)
     The purpose and content of MSDS, proper labeling of hazardous chemical containers and procedures for handling chemical spills.

Obstructed Airway (0 Contact Hours)
     Recognition and immediate treatment of an obstructed airway in a conscious or unconscious adult or infant.

Patient Evacuation (1 Contact Hours)

     General evacuation procedures, including one and two person techniques for evacuation of a bed-bound patient.

Restraint Use (1 Contact Hours)
     Purposes, procedures, alternatives and documentation for use of patient restraints.

Standard Precautions (1 Contact Hours)
     The infection transmission process, including associated risk factors, and the major components of a Standard Precautions Program.

Transmission-based Precautions (1 Contact Hours)
     The five types of transmission-based precautions, including the appropriate actions for each type of precaution and the diseases for which each type of transmission-based precaution is required.

Tuberculosis Control (1 Contact Hours)
     Identification, prevention, and treatment of tuberculosis, including recognition of risk factors.

Tuberculosis Testing (1 Contact Hours)
     The purpose of tuberculin testing and techniques for testing.


HEALTHSTREAM OWNED COURSEWARE


The following list of 67 hours of HealthStream Owned Courseware topics are currently available for use through HealthStream's online educational service. The number of HealthStream Owned Courses and specific HealthStream Owned Courseware topics made available through the Gateways will change from time to time as new courses are added and obsolete courses removed. For each topic area, the number of hours available within that topic is listed, not the individual course name or subject areas.

Core Curriculum in Primary Care (50 hrs.)
     Cardiovascular Medicine (4.00 - CME)
     Dermatology (4.00 - CME)
     Endocrinology (3.00 - CME)
     Gastroenterology (4.00 - CME)
     Hematology (2.00 - CME)
     Infectious Disease (4.00 - CME)
     Laboratory Testing (2.00 - CME)
     Nephrology (1.00 - CME)
     Neurology (5.00 - CME)
     Obstetrics and Gynecology (4.00 - CME)
     Office Surgery (1.00 - CME)
     Oncology (1.00 - CME)
     Orthopedics and Sports Medicine (8.00 - CME)
     Psychiatry (4.00 - CME)
     Radiology (1.00 - CME)
     Risk Management (2.00 - CME)

Obstetrics/Gynecology  (5.00 hrs.)
     General  (5.00 - CME)

Nursing (12 Contact Hours)
     Adolescent Care (1 Contact Hours)
     Antibiotic Resistant Microbes (1 Contact Hours)
     Conscious Sedation (1 Contact Hours)
     Elderly Physical Changes (1 Contact Hours)
     Elderly Sensory Changes (1 Contact Hours)

     Fecal Testing (1 Contact Hours)
     Glucose Testing (1 Contact Hours)
     Infant Care (1 Contact Hours) School-age Care (1 Contact Hours) Toddler Care (1 Contact Hours)
      Urine Testing (1 Contact Hours)
     Ventilation (1 Contact Hours)


CONTENT PARTNER COURSEWARE


The following list of 782 hours of Content Partner Courseware topics are currently available for use through HealthStream's online educational service. The number of Content Partner Courses and specific Content Partner Courseware topics made available through the Gateways will change from time to time as new courses are added and obsolete courses removed. For each topic area, the number of hours available within that topic is listed, not the individual course name or subject areas.

Cleveland Clinic Foundation - Educational Program (60 hrs.) Cardiology Series
     (6.00 - CME) Endocrinology Series (6.00 - CME)
     Gastroenterology Series (7.00 - CME)
     Hematology and Medical Oncology Series (6.00 - CME)
     Infectious Disease Series (6.00 - CME)
     Multidisciplinary Skills for the Internist Series (15.00 - CME) Nephrology and Hypertension Series (5.00 - CME)
     Pulmonary and Critical Care Medicine Series (5.00 - CME)
     Rheumatology Series (4.00 - CME)

Diagnostic Imaging (19.5 hrs.)
     Computed Tomography (9.00 - CE)
     Magnetic Resonance (3.00 - CE)
     Nuclear Medicine (4.50 - CE)
     X-Ray (1.50 - CE)
     X-Ray Mammography (1.50 - CE)

Emergency Medicine (203 hrs.)
     Allergy, Rheumatology, and Dermatology (4.50 - CME)
     Cardiovascular  Disorders (15.50 - CME)
     Endocrinology (7.50 - CME)
     Environmental Injuries (9.50 - CME)
     Eye, Ear, Nose and Throat (6.50 - CME)
     Gastroenterology (13.00 - CME)
     Gynecology and Obstetrics (6.50 - CME)
     Hematology and Oncology (5.00 - CME)
     Infectious Diseases (5.50 - CME)
     Law and Ethics (3.00 - CME)
     Life-Threatening Signs and Symptoms (9.50 - CME)
     Musculo-skeletal Disorders (5.00 - CME)
     Nephrology and Urology (5.00 - CME)
     Neurology (9.50 - CME)
     Pediatrics (14.50 - CME)
     Psychiatric and Behavioral Disorders (5.00 - CME)
     Pulmonary Disorders (8.50 - CME)
     Resuscitation: Arrhythmias (8.50 - CME)
     Resuscitation: CPR and Ventilation (6.00 - CME)
     Resuscitation: Fluids/Electrolytes (11.00 - CME)

     Resuscitation: Pediatrics (6.00 - CME)
     Toxicology (12.00 - CME)
     Trauma: Extremity and Orthopedic (7.50 - CME)
     Trauma: Stabilization, Head and Neck (7.50 - CME)
     Trauma: Trunk (7.00 -
     CME) Wound Management (4.00 - CME)

Family Practice (194.5 hrs.)
     Allergy, Rheumatology, and Dermatology (4.50 - CME)
     Cardiovascular Disorders (15.00 - CME)
     Endocrinology (7.50 - CME)
     Environmental Injuries (9.50 - CME)
     Eye, Ear, Nose and Throat (5.00 - CME)
     Gastroenterology (13.00 - CME)
     Gynecology and Obstetrics (7.00 - CME)
     Hematology and Oncology (5.00 - CME)
     Infectious Diseases (5.00 - CME)
     Law and Ethics (2.00 - CME)
     Life-Threatening Signs and Symptoms (9.00 - CME)
     Musculo-skeletal Disorders (5.00 - CME)
     Nephrology and Urology (5.00 - CME)
     Neurology (9.50 - CME)
     Pediatrics (14.00 - CME)
     Psychiatric and Behavioral Disorders (5.00 - CME)
     Pulmonary Disorders (8.50 - CME)
     Resuscitation: Arrhythmias (8.00 - CME)
     Resuscitation: CPR and Ventilation (5.50 - CME)
     Resuscitation: Fluids/Electrolytes (11.00 - CME)
     Resuscitation: Pediatrics (6.00 - CME)
     Toxicology (12.00 - CME)
     Trauma: Extremity and Orthopedic (7.50 - CME)
     Trauma: Stabilization, Head and Neck (7.50 - CME)

     Trauma: Trunk (4.00 - CME) Wound Management (3.50 - CME)

Internal Medicine (143.5 hrs.)
     Allergy, Rheumatology, and Dermatology (4.50 - CME)
     Cardiovascular  Disorders (13.50 - CME)
     Endocrinology (6.50 - CME)
     Environmental Injuries (7.50 - CME)
     Eye, Ear, Nose and Throat (1.50 - CME)
     Gastroenterology (15.50 - CME)
     Infectious Diseases (5.00 - CME)
     Law and Ethics (2.00 - CME)
     Life-Threatening Signs and Symptoms (6.50 - CME)
     Musculo-skeletal Disorders (4.00 - CME)
     Nephrology and Urology (4.50 - CME)
     Neurology (9.50 - CME)
     Pediatrics (16.00 - CME)
     Resuscitation: Arrhythmias (8.00 - CME)
     Resuscitation: CPR and Ventilation (3.50 - CME)
     Resuscitation: Fluids/Electrolytes (10.50 - CME)
     Resuscitation: Pediatrics (.50 - CME)
     Toxicology (11.50 - CME)
     Trauma: Extremity and Orthopedic (7.00 - CME)
     Trauma: Stabilization, Head and Neck (1.50 - CME)
     Trauma: Trunk (2.00 - CME) Wound Management (2.50 - CME)

Pediatrics  (161.5 hrs.)
     Allergy, Immunology & Dermatology (3.50 - CME)
     Cardiac and Vascular Disorders (7.50 - CME)
     Endocrine, Metabolic & Nutritional Disorders (6.50 - CME)
     Environmental Injuries (8.00 - CME)
     Eye, Ear, Nose & Throat (7.50 - CME)
     Gastroenterology (11.50 - CME)
     Gynecology & Obstetrics (5.50 - CME)
     Hematology & Oncology (5.50 - CME)
     Infectious Diseases (8.00 - CME)
     Law & Ethics (2.50 - CME)
     Life-Threatening Signs & Symptoms (7.00 - CME)
     Musculoskeletal Disorders (2.50 - CME)
     Nephrology & Urology (4.00 - CME)
     Neurology (7.00 - CME)
     Psychosocial Problems (3.00 - CME)
     Pulmonary Disorders (8.50 - CME)
     Resuscitation: Arrhythmias (5.50 - CME)
     Resuscitation: CPR & Ventilation (7.50 - CME)
     Resuscitation: Fluids & Electrolytes (12.50 - CME)
     Toxicology (10.50 - CME)
     Trauma: Chest, Abdomen & Pelvis (7.00 - CME)
     Trauma: Extremity & Orthopedic (9.00 - CME)
     Trauma: Stabilization, Head & Neck (8.00 - CME)
      Wound Management (3.50 - CME)


The term CME, CE and Contact Hours used above indicate the accreditation status of a Course for continuing education credit. Continuing education credit is periodically required for various healthcare professional groups (physicians, nursing, radiologic technicians, emergency medicine technicians, etc.) to maintain licensure with specific professional organizations and regulatory boards. Typically, the continuing education accreditation of a Course for one healthcare profession does not imply accreditation for other healthcare professions.



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